                                                                   EXHIBIT 99(B)

                          CONSENT OF NOMINEE DIRECTOR

    I, Howard B. Bowen, hereby consent to being named in the Proxy Statement-Prospectus included in the Registration Statement to which this consent is an exhibit as a person who will become, subject to my appointment by the Board of Directors of Mercantile Bankshares Corporation (the "Company"), a director of the Company effective upon the closing of the merger of F&M Bancorp and the Company.

                                                                   /s/ Howard B. Bowen
                                                              ----------------------------
                                                                     Howard B. Bowen

Dated: May 29, 2003